Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting of Savara Inc. (formerly known as Mast Therapeutics, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.

San Diego, California

May 11, 2017